UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

SYNERGY EMPIRE LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-235700	38-4096727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 1G & 2G,

Kompleks Lanai,

No. 2, Persiaran Seri Perdana,

62250 Putrajaya, Malaysia

(Address of Principal Executive Offices)

+603 8890 2968

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On October 31, 2023, 75 shareholders of Synergy Empire Limited (the “Company”), collectively holding 996,500 shares (the “Purchased Shares”) of the Company’s outstanding 1,000,000 shares of common stock, $0.0001 par value, entered into individual stock purchase agreements for the sale of the Purchased Shares to thirty-two (32) individual investors (individually, each a “Purchaser,” and collectively, the “Purchasers”) for an aggregate purchase price of $650,000 ($0.6523 per share). Following the completion of the transaction, the Purchasers collectively hold 99.65% of the Company’s outstanding shares of common stock.

Following the completion of the transaction, H’sien Loong Wong, is the beneficial owner of 450,000 shares of the Company’s common stock (45% of the issued and outstanding shares of common stock of the Company), and as such he is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Mr. Wong acquired his 450,000 shares of common stock from Leong Will Liam, the Company’s former President, Secretary, Treasurer, Director and controlling shareholder) for $293,535 ($0.6523 per share). Mr. Wong purchased such shares with his own savings. With the exception of Mr. Wong, upon the completion of the transaction, no other Purchaser owns in excess of 10% of the Company’s common stock.

Also on October 31, 2023, the previous director and officers of the Company, Leong Will Liam (President, Secretary, Treasurer, and Director) and Law Jia Ming (Chief Executive Officer and Chief Financial Officer) resigned their positions with the Company. Upon such resignations, H’sien Loong Wong was appointed as President, Treasurer, Secretary, and Director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02.

The business background description of H’sien Loong Wong, the Company’s newly appointed President, Secretary, Treasurer and director is as follows:

Hsien Loong Wong - Mr. Wong, 48, was appointed President, Secretary and Treasurer of the Company on October 31, 2023. He started his career in investor relations in technology, biotechnology, mining and oil and gas. Since July 2015, Mr. Wong has served as Associate Director of Propnex, Singapore’s largest listed real estate agency. From April 2017 until December 2018, Mr. Wong served as the Chief Executive Officer and Chief Financial Officer of FingerMotion, Inc, a Nasdaq-listed mobile data specialist company (“FNGR”). From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development as well as its director of property at Big Box Singapore Pte Ltd, a commercial property valued at $600 million. From July 2007 until September 2009, he was Chief Executive Officer of Nexgen Petroleum Corp, an oil and gas drilling company in Tennessee. Mr. Wong currently serves as a director of FNGR and Food Bank Singapore, a registered charity, where he has served since January 2015. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia and his MSc in Real Estate from the National University of Singapore.

Item 8.01 Other Events.

On October 31, 2023, the Company’s location and the location of the Company’s books and records has changed from No.19 Jalan 12/118B, Desa Tun Razak, 56100, Kuala Lumpur, Malaysia to Lot 1G & 2G, Kompleks Lanai, No. 2, Persiaran Seri Perdana, 62250 Putrajaya, Malaysia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	By:	/s/ H’sien Loong Wong
	Name:	H’sien Loong Wong
	Title:	President

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